SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.	☐	Confidential, For Use Of The Commission Only (As Permitted By Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to Section 240.14a-12

BIO-LOGIC SYSTEMS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Bio-logic Systems Corp. One Bio-logic Plaza Mundelein, IL 60060 (847) 949-5200

BIO-LOGIC ANNOUNCES SPECIAL MEETING OF STOCKHOLDERS

FOR IMMEDIATE RELEASE

MUNDELEIN, ILLINOIS—November 15, 2005—Bio-logic Systems Corp. (Nasdaq: BLSC) today announced that it will hold a special meeting of stockholders on Wednesday, January 4, 2006, at 10:00 a.m., Central Standard Time, at One Bio-logic Plaza, Mundelein, Illinois 60060, for the purpose of voting upon a proposal to approve the previously announced merger agreement dated as of October 16, 2005, among Bio-logic, Natus Medical Incorporated (“Natus”) and a wholly-owned subsidiary of Natus, and the merger of that subsidiary into Bio-logic, as contemplated by the merger agreement. Stockholders of record of Bio-logic at the close of business on November 14, 2005 will receive notice of, and are entitled to vote at, the special meeting. For the proposed merger to proceed, the holders of a majority of Bio-logic’s outstanding common stock as of such record date must vote to approve and adopt the merger agreement and to approve the proposed merger. Under the terms, and subject to the conditions, of the merger agreement, Natus will pay $8.77 in cash for each outstanding share of Bio-logic common stock.

Bio-logic and Natus are working toward completing the merger as quickly as possible after the special meeting.

Where To Find Additional Information About The Merger

On November 15, 2005, Bio-logic filed with the Securities and Exchange Commission a definitive proxy statement, and has filed and will file other relevant materials, in connection with the merger. Before making any decision with respect to the merger, stockholders of Bio-logic are urged to read the definitive proxy statement and the other relevant materials filed with the SEC because they contain important information about the merger. The proxy statement and other relevant materials may be obtained free of charge at the SEC’s web site at ‹www.sec.gov›. In addition, stockholders of Bio-logic may obtain free copies of the documents filed with the SEC by contacting our solicitation agent, Morrow & Co., Inc., at (800) 607-0088 or email to BioLogic.info@morrowco.com. Stockholders may also read and copy any reports, statements and other information filed by Bio-logic at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

Bio-logic and Natus and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from Bio-logic’s stockholders in favor of the merger agreement and the merger. Certain executive officers and directors of Bio-logic have interests in the merger, including severance arrangements and their ownership of Bio-logic’s common stock and options to acquire common stock (including acceleration of restricted stock and options), and their interests are described in the definitive proxy statement.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on the beliefs of the management of Bio-logic, as well as assumptions made by, and information currently available to, Bio-logic’s management. The forward-looking statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, including the risk that Bio-logic’s merger with Natus will not be consummated on a timely basis or at all and other risks related to the pendency of the merger. Except as expressly required by the federal securities laws, Bio-logic undertakes no obligation to update or revise these forward-looking statements or forecasts to reflect new events or changed circumstances or for any other reason.